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                                                                EXHIBIT 10.33


                    LEASE CONTRACT ON HOUSING AND VACANT LAND
            AT YUNSHAN POST AND TELECOMMUNICATION INDUSTRIAL VILLAGE

Lessor: Guangdong Nanfang Communication Group, Huizhou Co. (hereinafter referred to as "Party A")

Lessee: Guangdong UTStarcom Telecom Co. Ltd. (hereinafter referred to as "Party B")

         In accordance with the "Law of People's Republic of China on Economic Contracts" and other relevant provisions, and also based on the principle of equality, fairness, rationality and reaching a unanimity through consultation, this contract is made by and between Party A and Party B to define the their rights and obligations:

     I.       Location and address of the leased housing:  No. 4, Yunshan Road

     II. Name, area, unit price and monthly rent of the leased properties (see the chart below)

--------------------------- ----------- --------------- -------------------- ----------------------------------
    NAME OF THE LEASED         AREA       UNIT PRICE       MONTHLY RENT              REMARKS
        PROPERTIES             (M(2))    (YUAN/ M(2))         (YUAN)
--------------------------- ----------- --------------- -------------------- ----------------------------------
1st to 4th floors of          4,293          9.00            38,637.00
Building No. 2
--------------------------- ----------- --------------- -------------------- ----------------------------------
Suites of Building No. 4       743           9.00            6,687.00        of which the lease of 93 M(2)
                                                                             shall start as of February
--------------------------- ----------- --------------- -------------------- ----------------------------------
Staff and Workers'             1766          9.00            15,894.00
Dormitories of Building
No. 6
--------------------------- ----------- --------------- -------------------- ----------------------------------

--------------------------- ----------- --------------- -------------------- ----------------------------------
Total:  the total housing area comes to 680 M(2); there is no vacant land, and the total amount of rent is
61,218.00 yuan.
---------------------------------------------------------------------------------------------------------------


     III. Use of the Leased Housing: Factory premises and staff and workers' dormitories.

     IV.      Lease Term:
              The lease term is set for one (1) year, from January 1, 2000 to December 31, 2000.

         Party A shall turn over the leased housing to Party B for use in a timely manner pursuant to the schedule set forth in the Contract.

         If any of the following circumstances occurs on the part of the Lessee, the Lessor may cancel the Contract and take back the housing:

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     1.   when the Lessee subleases, transfers or sub-loans the housing or vacant land without authorization;

     2. when the Lessee uses the leased housing to conduct illegal activities detrimental to the public interests;

     3.   when the Lessee delays payment of rent for two (2) consecutive months;

     4. when the Lessee demolishes or remodels the structure or changes the use of the leased housing without authorization; and

     5. when the authorities in charge of Party A are, for some special reasons, in need of the housing or vacant land leased to Party B.

     If Party B fails to move out when the term of this lease contract expires, Party A has the right to bring an action against Party B at the people's court and apply for enforcement, and Party B shall be liable for any losses sustained by Party A therefore.

     Upon expiration of the Contract, Party B shall have the right of first refusal under the same terms on the ground that Party A will continue to lease the said housing.

V.       Rent and Term of Payment:

         Party B shall pay rent to Party A once a month, and the monthly rent is set at RMB61,218.00 yuan. Party B shall make one-time payment of the month before the 10th of each month. If it fails to pay in time or in full amount, a fine will be imposed on Party B at an interest rate of 1% per day for the due amount. Party A shall present a receipt of payment. The place for such payment is at Party A's office.

VI.      Replacement of Lessor or Lessee

     1. If Party A transfers its ownership of the housing to a third party during the lease period, it does not require consent from Party B; however, Party B should be notified. After the transfer of the ownership of the housing to the third party, the said party will automatically replace Party A of this Contract, enjoy the rights and undertake the obligations of the former Party A under the Contract.

     2. If, subject to Party A's approval, Party B subleases the housing to a third party during the lease period, the third party will automatically replace Party B of this Contract, enjoy the rights and undertake the obligations of the former Party B under the Contract.

VII.     Party A's Responsibilities:

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     1.           If, during the lease period, the leased housing appears to have the danger of inclination or collapse because of natural conditions, Party A shall be responsible to repair or maintain it. If natural calamities cause leakage or cracks on the roofs of the leased housing, Party A shall be responsible for such repair.

     2. Party A shall be responsible for the property tax and the land use fees of the leased housing.

     3. If, during the lease period, Party A, indeed, needs to take back the housing, it shall notify Party B in writing for the cancellation of the Contract two months ahead of time, and a fine shall be paid by Party A to Party B, which is calculated at 20% of the total rent for the remaining period.

     4. During the lease period, Party A shall do a good job of the security at the entrance gate, conduct security checkup periodically, keep on guard and maintain security.

     5. During the lease period, Party A shall be responsible for the supply of water and electricity other than water and electricity meters, maintain the equipment of public utilities and make repairs of those parts damaged by natural elements.

VIII.    Party B's Responsibilities:

     1. Party B shall not change the use of the leased housing, which would be regard as breach of the Contract. In case of such breach, a fine equal to 20% of the rent during the period of breach will be imposed on Party B.

     2. During the lease period, Party B shall bear the management fees as well as water and electricity cost. Party B shall make monthly payment in time and in full amount.

     3. If, during the lease period, Party B is, indeed, in need of returning the leased housing on certain special circumstances, it shall notify Party A in writing to cancel the Contract two months ahead of time, and a fine shall be paid to Party A, which is calculated at 20% of the total sum of rent for the remaining period.

     4. If, during the lease period, it changes the structure and the use of the housing without authorization, such as causing damages to the leased housing or equipment intentionally or by negligence, Party B shall be responsible to restore the status quo ante and compensate for the economic losses; if Party B needs to fix up or modify water or electricity supply equipment, it needs to obtain Party A's prior approval and complete all the

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                  necessary formalities before such construction begins.
                  Party B shall not remove the fixtures made during the leased period when it moves out. Party B shall be responsible for the interior renovation of the housing and maintenance of the water and electricity supply equipment.

     5. Party B shall remove all its belongings in a timely manner when the lease expires or the Contract is terminated. Any leftover ten days after it moves out, Party B shall be regarded as having waived its right of ownership over such leftover, which will be up to Party A for disposal.

     6. If, during the lease period, Party B's personnel are found to have damaged public utilities within the industrial village, Party B shall be responsible to provide fund to repair them.

IX. In case of force majeure resulting in the destruction of the leased housing, this Contract will be terminated automatically, and no party shall be held liable.

X. Any dispute arising out of or in connection with the performance of this Contract shall be solved through consultations. In case such consultations cannot resolve the dispute, any party may apply for an arbitration at Huizhou Arbitration Committee.

XI. Supplementary agreements shall be concluded through consultations for matters that are not dealt with in this Contract. The supplementary agreements shall be equally authentic as this Contract.

         Supplementary Provisions: This Contract is executed in four (4) originals, with each party in possession of one copy, and the remaining two originals shall be handed over to the Housing Administration Bureau for records and to the authorities in charge of Party A, respectively. Each original has the same legal power.

         This lease contract is executed on January 3, 2000 in Huizhou.

         Party A:                                 Party B:

         Representative: /s/ signature            Representative: /s/ signature


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                       CERTIFICATE OF HOUSING LEASE PERMIT

                                         Huizhou Housing Rent Permit No. 00083

Lessor:           Guangdong Nanfang Communication Group, Huizhou Co.

Location of the Housing:   No. 4 Shandong Road, Huizhou, Inside Yunshan
                           Industrial Village

Lessee:           Guangdong UTStarcom Telecom Co. Ltd.

Purpose of the Leased Housing:    Factory Premises and Dormitories (a total of
                                  6,802 M(2))

         Upon review and examination, the said housing is in compliance with the housing lease standards and lease terms as set forth in "the Implementing Rules of Huizhou for Housing Lease and Administration"; therefore, this certificate of permit is hereby issued for such lease.



                                 Authorities of Issuance:

                                 Huizhou Housing Administration Bureau

                                 Date:    January 1, 2000


         Term of Validity:  From January 1, 2000 to December 31, 2000

         Annual Review and Examination Date: December, 2000